UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2020

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CHRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Note Purchase Agreement Amendment

On April 13, 2020, Coherus BioSciences, Inc. (the “Company”) entered into an amendment (the “Second Amendment”) to that certain Convertible Note Purchase Agreement, dated as of February 29, 2016, among the Company, HealthCare Royalty Partners III, L.P. (“HCR”), MX II Associates LLC, KMG Capital Partners, LLC and KKR Biosimilar L.P., each as an investor, and certain subsidiaries of the Company as guarantors, as amended (the “Note Purchase Agreement”), which amended the definition of Restricted Payment to exclude any payment (including a premium) to a counterparty under a Permitted Bond Hedge Transaction. The Second Amendment also added to the Note Purchase Agreement a definition of Permitted Bond Hedge Transaction, with such definition including any capped call option (or substantively equivalent derivative transaction) relating to our common stock purchased by us in connection with any issuance of indebtedness or convertible indebtedness.

The foregoing description of the material terms of the Second Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Credit Agreement Amendment

On April 13, 2020, the Company entered into an amendment (the “Credit Agreement Amendment”) to that certain credit agreement, dated as of January 7, 2019, with HCR and certain of its affiliates (the “Credit Agreement”), which amended the Credit Agreement’s indebtedness covenant such that the Company could incur Convertible Bond Indebtedness (as defined in the Credit Agreement) in an amount not to exceed the greater of $230.0 million or 20% of the Company’s market capitalization.

The foregoing description of the material terms of the Credit Agreement Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Conditions

Preliminary Unaudited Results for the First Quarter of 2020

The Company expects its preliminary unaudited first quarter 2020 net product revenue to be between $115.0 million and $117.5 million, a 210% to 217% increase compared to the net product revenue of $37.1 million for the first quarter of 2019. The Company expects its preliminary unaudited first quarter 2020 net income to be between $33.5 million and $38.0 million, compared to a net loss of $(20.0) million for the first quarter of 2019. These financial results reflect a modest COVID-19 impact in March 2020.

First quarter 2020 showed good unit growth for the pegfilgrastim class with the last four weeks of March having 6% growth over the previous four weeks according to the IQVIA March 27, 2020 report. A 6% increase, year-over-year, for pegfilgrastim was also seen according to the report. Specifically, UDENYCA® saw a 7% unit growth in the last four weeks ending March 27, 2020 over the previous four weeks as the COVID-19 crisis accelerated.

The Company has provided a range for the preliminary and unaudited results described above primarily because its financial closing procedures for the first quarter of 2020 are not yet complete. As a result, there is a possibility that the Company’s final results will vary from this preliminary estimate. The Company currently expects that its final results will be within the ranges described above. It is possible, however, that the Company’s final results will not be within the ranges it currently estimates. The Company undertakes no obligation to update or supplement the information provided above until it releases its results of operations for the first quarter of 2020. The preliminary estimates for the first quarter of 2020 presented above have been prepared by, and are the responsibility of, the Company’s management. Ernst & Young LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to such preliminary information. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto.

The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Supplemental Risk Factor

In light of recent developments relating to the COVID-19 global pandemic, the Company is supplementing the risk factors previously disclosed in Item 1A. of its Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on February 27, 2020, to include the following risk factor under the heading “COVID-19 Risks to Our Business”:

Our business, financial condition, results of operations and growth could be harmed by the effects of the COVID-19 pandemic.

We are subject to risks related to public health crises such as the global pandemic associated with the novel coronavirus and the associated disease (“COVID-19”). In December 2019, a novel strain of coronavirus, SARS-CoV-2, was reported to have surfaced in Wuhan, China. Since then, SARS-CoV-2, and the resulting disease COVID-19, has spread to most countries, and all 50 states within the United States. As a result of the COVID-19 outbreak, we have experienced and may continue to experience disruptions that could severely impact our business, clinical trials and preclinical studies, including, but not limited to:

•	decreased sales of UDENYCA®;

•	our ability to maintain or expand the commercial use of UDENYCA® due to, among other factors, healthcare providers, payers and patients not utilizing or adopting UDENYCA® due to resources being strained or otherwise focused on the COVID-19 pandemic and our sales team efficacy in selling UDENYCA® being limited due to such strained resources or other factors such as travel restrictions;

•	fewer individuals undertaking or completing cancer treatments, whether due to contracting COVID-19, self-isolating or quarantining to lower the risk of contracting COVID-19 or being unable to access care as a result of healthcare providers tending to COVID-19 patients;

•	our third-party contract manufacturers not being able to maintain adequate (in amount and quality) supply to support the commercial sale of UDENYCA® or the clinical development of our product candidates due to staffing shortages, production slowdowns or stoppages and disruptions in delivery systems;

•	delays and difficulties in clinical site initiation, including difficulties in recruiting clinical site investigators and clinical site staff, as well as delays or difficulties in enrolling patients or maintaining enrolled patients in our clinical trials;

•	interruption of key clinical trial activities, such as clinical trial site data monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others or interruption of clinical trial subject visits and study procedures (particularly any procedures that may be deemed non-essential), which may impact the integrity of subject data and clinical study endpoints;

•	interruption or delays in the operations of the U.S. Food and Drug Administration and comparable foreign regulatory agencies, which may impact regulatory review and approval timelines; and

•	limitations on our employee resources, and those of our business partners, that would otherwise be focused on the conduct of our business in all aspects, including because of sickness of employees or their families.

These and other factors arising from the COVID-19 pandemic could result in us not being able to maintain UDENYCA®’s market position or increase its penetration against all Neulasta®’s dosage forms, and could result in our inability to meet development milestones for our product candidates, each of which would harm our business, financial condition, results of operations and growth.

Numerous state and local jurisdictions have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. Starting in mid-March 2020, the governor of California, where our headquarters and laboratory facilities are located, issued a “shelter-in-place” order restricting non-essential activities, travel and business operations for an indefinite period of time, subject to certain exceptions for necessary activities. Such orders or restrictions, have resulted in our headquarters closing, slowdowns and delays, travel restrictions and cancellation of events, among other effects, thereby negatively impacting our operations.

While the long-term economic impact and the duration of the COVID-19 pandemic may be difficult to assess or predict, the widespread pandemic has resulted in, and may continue to result in, significant disruption of global financial markets, which could reduce our ability to access capital and could negatively affect our liquidity and the liquidity and stability of markets for our common stock and the notes. In addition, a recession, further market correction or depression resulting from the spread of COVID-19 could materially affect our business and the value of your notes and our common stock.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Convertible Note Purchase Agreement, dated as of April 13, 2020, among Coherus BioSciences, Inc., the Guarantors party thereto, HealthCare Royalty Partners III, L.P. and KKR Biosimilar L.P.
10.2	First Amendment to Credit Agreement, dated as of April 13, 2020, by and between Coherus BioSciences, Inc. and affiliates of Healthcare Royalty Partners.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2020	COHERUS BIOSCIENCES, INC.

	By:	/s/ Jean-Frédéric Viret
	Name:	Jean-Frédéric Viret
	Title:	Chief Financial Officer